ARTICLES OF INCORPORATION
                                       OF
                        ECLIPSE ENTERTAINMENT GROUP. INC.



     The undersigned, to form a Nevada corporation, CERTIFIES THAT:

     I. NAME: The name of the corporation is: ECLIPSE ENTERTAINMENT GROUP, INC.

     II. REGISTERED OFFICE; RESIDENT AGENT: The location of the registered office of this corporation within the State of Nevada is 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of ~very kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

     The Resident Agent for the corporation shall be Michael J. Morrison, Esq., 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509.

     III. PURPOSE: The purpose for which this corporation is formed is: To engage in any lawful activity.

     IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be SIXTY THOUSAND Dollars ($60,000.00), consisting of FIFTY MILLION (50,000,000) shares of Common Stock, par value $.001 per share and TEN MILLION (10,000,000) shares of Preferred Stock, par value $.001 per share.

     V. INCORPORATOR: The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:



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

                        NAME                   POST OFFICE ADDRESS
                  ---------------              -------------------------
                  Rita S. Dickson              1025 Ridgeview Drive #400
                                               Reno, Nevada  89509

     VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first Board shall consist of two (2) directors.

     So long as all of the shares of this corporation are owned beneficially  and of record by either  one or two  shareholders,  the  number of
Directors  may  be  fewer  than  three,   but  not  fewer  than  the  number  of
shareholders.

     The number of directors may, pursuant to the By-Laws, be increased or decreased by the Board of Directors, provided there shall be no less than one
(1) nor more than nine (9) Directors.

     The name and post office address of the director constituting the first Board of Directors is as follows:

               NAME                         POST OFFICE ADDRESS
          ---------------                   ---------------------------------
          ARTHUR BIRZNECK                   10900 N.E. 8th Street - Ste. #900
                                            Bellevue, WA 98004

          BRENT NELSON                      10900 N.E. 8th Street - Ste. #900
                                            Bellevue, WA 98004


     VII. STOCK NON-ASSESSABLE: The capital stock, or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

     VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

     IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.



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     X.  PREEMPTIVE  RIGHTS:  Shareholders  shall not be entitled to  preemptive rights.

     XI. LIMITED LIABILITY: No officer or director of the Corporation ~hall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of the officer or director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit. If the Nevada General Corporation Law is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

     XII. INDEMNIFICATION: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while serving as an officer or director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss
(including  attorneys'  fees,  judgments,  fines,  excise taxes or penalties and


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amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under this Section or otherwise.

     If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its


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stockholders)  to have made a determination  prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of Stockholders or disinterested directors or otherwise.

     The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

     THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts


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herein stated are true,  and,  accordingly,  has hereunto set her hand this 21st day of January, 1997.

                                                      /s/Rita S. Dickson
                                                      ------------------
                                                         Rita S. Dickson

STATE OF NEVADA )
                )        ss.
COUNTY OF WASHOE)

     On this 21st day of January, 1997, before me, a Notary Public, personally appeared Rita S. Dickson, who acknowledged to me that she executed the above instrument.

          [SEAL]                                     /s/ WILLETT Y. SMITH
                                                     --------------------
                                                        WILLETT Y.  SMITH

 Notary Public State of Nevada



                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT


     In the matter of ECLIPSE ENTERTAINMENT GROUP, INC., I, Michael J. Morrison, with address at 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

     Furthermore, that the mailing address for the above registered office is 1025 Ridgeview Drive, Suite 400, Reno; Nevada 89509.

     IN WITNESS WHEREOF, I hereunto set my hand this 21st day of January, 1997.

                                                /s/ Michael J. Morrison
                                                ------------------------
                                                    Michael J. Morrison,
                                                    Resident Agent









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